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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         (Date of report)                    SEPTEMBER 18, 2006
         (Date of earliest event reported)   SEPTEMBER 18, 2006

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)

            TEXAS                     333-88577               74-2684967
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)

                       13710 FNB PARKWAY, OMAHA, NEBRASKA
                    (Address of principal executive offices)

                                   68154-5200
                                   (Zip code)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 REGULATION FD DISCLOSURE.

On September 18, 2006, Northern Border Pipeline Company issued a press release announcing that we filed a stipulation and agreement that documents the settlement in its pending rate case with the Federal Energy Regulatory Commission ("FERC"). A copy of the press release is furnished and attached as
Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this report and Exhibit 99.1 hereto are being furnished and are not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section. Accordingly, the information in this report and Exhibit 99.1 hereto will not be incorporated by reference into any filing made by Northern Border Pipeline Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 8.01 OTHER EVENTS.

As required by the provisions of the settlement of our last rate case, on November 1, 2005, we filed a rate case with the FERC. As a result of extensive settlement negotiations, on September 18, 2006, we filed a stipulation and agreement which documents the settlement in our pending rate case. The settlement was reached between us and our participant customers, is supported by the FERC trial staff, and is expected to be uncontested.

The settlement establishes maximum long-term rates and charges for transportation on our system. Beginning in 2007, overall rates will be reduced, compared with rates prior to the filing, by approximately 5 percent for the full transportation route from Port of Morgan, Montana to the Chicago area. The previous charge of approximately $0.46 per dekatherm (Dth) will now be approximately $0.44 per Dth. The factors used in calculating depreciation expense for transmission plant are being increased from the current 2.25 percent to 2.40 percent. The settlement also provides for seasonal rates for short-term transportation services. The settlement includes a three-year moratorium on filing rate cases and participants challenging these rates, and requires that we file a rate case within six years.

After a comment period, the stipulation and agreement describing the settlement is expected to be certified by the administrative law judge presiding over the case and provided to the FERC for approval. The approval process is expected to be completed by late 2006. If certified and approved as presented, the settlement is not expected to have a material effect on our 2006 results.

FORWARD-LOOKING STATEMENTS

The statements in this current report that are not historical information, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions, are forward-looking statements. Forward-looking statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should" and other words and terms of similar meaning. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that our goals will be achieved.

An important factor that could cause actual results to differ materially from those in the forward-looking statements includes orders by the FERC in our November 2005 rate case which significantly modify the terms of our stipulation and agreement related to the settlement of our pending rate case.


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This factor is not necessarily the only important factor that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail under Part 1,
Item 1A, "Risk Factors," in our annual report on Form 10-K for the year ended December 31, 2005 and as subsequently updated under Part II, Item 1A of our quarterly reports on our Form 10-Qs. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.


EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
-------            ----------------------

 99.1 Press Release issued by Northern Border Pipeline Company dated September 18, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      Northern Border Pipeline Company
                                      By:  ONEOK Partners GP, L.L.C., Operator

Date:   September 18, 2006       By:  /s/ William R. Cordes
                                      -----------------------------------------
                                      William R. Cordes
                                      President -- Northern Border Pipeline



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------
 99.1          Press Release issued by Northern Border Pipeline Company dated
               September 18, 2006.







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